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                                  EXHIBIT 21.01

                                  SUBSIDIARIES

Concord Communications Securities Corporation
600 Nickerson Road
Marlborough, MA  01752
State of incorporation: Massachusetts

Empire Technologies, Inc.
2839 Paces Ferry Road, Suite 550
Atlanta, GA  30339
State of incorporation: Georgia

Concord Communications International, Inc.
600 Nickerson Road
Marlborough, MA 01752
State of incorporation: Delaware

CCA Holdings, Inc.
600 Nickerson Road
Marlborough, MA 01752
State of incorporation: Delaware

FirstSense Software, Inc.
600 Nickerson Road
Marlborough, MA 01752
State of incorporation: Delaware

Concord Communications FSC, Ltd.
600 Nickerson Road
Marlborough, MA 01752
Organized under the laws of: Bermuda

Concord Communications (Asia Pacific) Pty, Ltd.
Level 7
53 Walker Street
N, Sydney 2060
Australia
Organized under the laws of: Australia